ENCINO FINANCIAL CENTER

                                  OFFICE LEASE

                                       FOR

                              SITESTAR CORPORATION

                                    SUITE 635

                               DATED: JUNE 15,1998

TABLE OF CONTENTS
                                      Page

1.         TERMS.                                                           I
           A.   Base Rent                                                   I
           B.   Brokers                                                     I
           C.   Building                                                    I
           D.   Building Area                                               1
           E.   Building Manager                                            I
           F.   Building Systems                                            I
           G.   Commencement Date                                           I
           H.   Common Area                                                 I
           1.   CC&Rs                                                       1
           J.   C-44                                                        1
           K.   Ground Leases and Mortgages                                 I
           L.   Guarantee                                                   I
           M    Landlord's Mailing Address                                  I
           N.   Landlord's Representatives                                  I
           0.   Lease Year                                                  I
           P.   Monthly Installments of Base Rent                           1
           Q.   Normal Business Hours                                       I
           R.   Parking Area                                                I
           S.   Parking Rate                                                1
           T.   Parking Spaces                                              I
           U.   Pennitted Use                                               I
           V.   Possession                                                  2
           W.   Rules and Regulations                                       2
           X.   Premises                                                    2
           Y.   Security Deposit                                            2
           Z.   Tenant's Mailing Address                                    2

AA.             Tenant's Proportionate Share                                2

BB.             Tenant's Representatives                                    2
cc.             Tenn                                                        2
DD.             Termination Date                                            2
EE.             Total Expenses Allowance                                    2
FF.             Total Tax Allowance                                         2
GG.             Watt Load                                                   2

11.        EXHIBITS                                                         2

Ill.       AMOUNT DUE ON EXECUTION OF THIS LEASE                            2

IV.        DEMISE OF PREMISES                                               3
V.         GENERAL TERMS, COVENANTS AND CONDITIONS                          4

1 .        POSSESSION          4
           1.1                 Early Possession                             4

1.2        Confirmation of Possession and Lease
             Commencement and Termination Dates                             4

2.         CONDITION OF THE PREMISES                                        4
3.         RENT                4

3.1        Base Rent           4
3.2        CPI Adjustments     4
3.3                            Additional Rent                               4
3.4                            Late Payments                                 4

4.         TAXES AND OPERATING EXPENSES                                      4
           4.1        Operating Expenses                                     4
           4.2        Taxes                                                  5
           4.3        Portion Attributable to the Premises                   5
           4.4        Payments of Over-Allowance Expenses
                       and Over-Allowance Taxes                              5
           4.5        Effect on Rent                                         6
5.         SERVICES
6


                               TABLE OF CONTENTS
                                (Continued) Page

                      (c)         Compliance with Laws                        9
                      (d)         Environmental Problems                      9
                      (e)         Indemnity                                   9
                      (f)         Landlord's Right to Information             9
7.5                               Americans with Disability Act               9

8.                                RULES AND REGULATIONS                      10
9.                                PARKING                                    10

9.1                               Use of the Parking Spaces                  10
9.2                               Parking Rate                               10
9.3                               Identification Procedures                  10
9.4                               Additional Parking Space                   10
9.5                               Waiver of Landlord Responsibility          10
9.6                               Parking Rules                              10
9.7                               Landlord's Termination Rights              11
9.8                               Towing Rights                              11
9.9                               Security Programs                          11
9.10                              Independent Operator/Lessee                11


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10.                   COMMON AREA USE                                        11
           10.1                   Right to Use Common Area                   11
           10.2                   Control of Common Area                     11
           10.3                   Prescriptive Easements                     11
           10.4                   Changes in Common Area                     11
11.                   REPAIRS AND MAINTENANCE                                11
           11.1                   Tenant's Obligations                       11
           11.2                   Landlord's Obligations                     12
           11.3                   Waiver                                     12
           11.4                   Landlords Access                           12
12.                   ALTERATIONS 12
           12.1                   Consent Requirement                        12
           12.2                   Conditions                                 12
           12.3                   Mechanic's Liens                           12
13.                   TENANT'S PROPERTY AND LEASEHOLD IMPROVEMENTS           12
           13.1                   Tenant's Property                          12
           13.2                   Leasehold Improvements                     12
14.                   CERTAIN RIGHTS RESERVED TO LANDLORD                    12
15.                   ASSIGNMENT AND SUBLETTING                              13

15.1                              Certain Transfers                          13
15.2                              Transfer Notice                            13
15.3                              Landlord's Rights                          13
15.4                              Reasonableness Standards                   13
15.5                     Offer to Reconvey                                   14
15.6                              Additional Rent                            14
15.7                              Continuing Liability of Tenant             14
15.8                              Security                                   14

16.                   HOLDING OVER14
17.                   SURRENDER OF THE PREMISES                              14
18.                   DESTRUCTION OR DAMAGE                                  14
           18.1                   Repair or Replacement                      14
           18.2                   Landlord's Option to Terminate             14
           18.3                   Termination by Tenant                      15
           18.4                   Abatement of Rent                          15
19.                   EMINENT DOMAIN                                         15
           19.1                   When Voluntary Sale is a Taking            15
           19.2                   Condemnation Award                         15
20.                   FORCE MAJEURE                                          15
           20.1                   Payment of Rent                            15
           20.2                   Self-Help                                  15
           20.3                   Notice by Tenant                           15
21.                   INDEMNITY   15
           21.1                   By Tenant                                  15
           21.2                   Tenant's Assumption of Risk                15

                                TABLE OF CONTENTS
                                (Continued) Page

25.                       EVENTS OF DEFAULT; REMEDIES OF LANDLORD            17

25.1                              Events of Default                          17
25.2                              Notice of Event of Default                 is
25.3                              Remedies of Landlord                       18
25.4                              Notice of Termination; Damages             18
25.5                              Reentry Not Tennination                    18
25.6                              No Waiver by Landlord                      18
25.7                              Injunctive Relief                          18
25.8                              Waivers                                    18

26.                   CURING TENANT'S DEFAULTS                               19
           26.1                   Landlord's Right to Cure                   19
           26.2                   Additional Rent                            19
27.                   DEFAULTS BY LANDLORD                                   19
28.                   BROKERAGE FEES                                         19
29.                   NOTICES     19
30.                   TRANSFER OF LANDLORD'S INTEREST                        19
31.                   RELOCATION OF PREMISES                                 19
32.                   QUIET ENJOYMENT                                        19
33.                   LIMITATION OF LANDLORD'S LIABILITY                     19
34.                   ARBITRATION 19
35.                   SIGN CONTROL20
36.                   EXPANSION   20
37.                   SHORING     17
38.                   MISCELLANEOUS                                          20

           38.1                   Authority; Due Organization                20
           38.2                           Other Tenancies in the Building    20
           38.3                           Landlord-Tenant Relationship       20
           38.4                           Joint and Several Liability        20
           38.5                           No Accord and Satisfaction         20
           38.6                           No Non-Mandatory Counterclaim      20
           38.7                           Waiver of Jury Trial               20
           38.8                           No Merger                          20
           38.9                           Refusal to Consent                 20
           38.10                          Costs and Attorneys' Fees          21
           38.11                          Validity of Clauses                21
           38.12                          Successors and Assigns             21
           38.13                          Complete Agreement                 21
           38.14                          Captions                           21
           38.15                          Memorandum of Lease                21
           38.16                          Exhibits, Riders, Attachments and
                                             Addenda                         21
           38.17                          Counterparts                       21
           38.18                          Language Interpretation            21
           38.19                          Governing Law                      21
           38.20                          Time of the Essence                21
           38.21                          Financial Statements               21
           38.22                          Computation of Time                21

                                  OFFICE LEASE

                                   Property Address:  16133 Ventura Boulevard,
                                                      Encino California 91436
                                        Tenant Name:  Glenhills Comoration
                                       Suite Number:  635

THIS OFFICE LEASE (this "Lease") dated as of the 15th day of June, 1998, is entered into by and between LOWE ENTERPRISES COMMERCIAL GROUP, a California corporation, as agent for EFC Investors, Ltd. , a California Limited Partnership, dba Encino Financial Center., ("Landlord") and Glenhills Corporation ("Tenant").

     1. TERMS. As used in this Lease, the following terms shall have the following meanings:

          A. Base Rent: [$24,064.80 per annum, as from time to time increased as ovided in 9 of the 6eviend +emrr, v enairts ----------- and [or] [ RIDER 1 hereto.

          B. Brokers:  Landlord's:  Lowe Enterprises  Commercial Group Tenant's:
     None.

          C.  Building,2:   That  certain  building  located  at  16133  Ventura
     Boulevard, Encino, California, as more particularly described in EXHIBIT A hereto.

          D. Building Area: The Building, the land underlying the Building and the Common Areas.

E. Buildin2 Manage : Lowe Enterprises Cormnercial Group, or such other person or entity as Landlord may from time to time designate.

F. Building Systems: The mechanical, electrical, telecommunication, plumbing, heating, ventilating, air-conditioning and other equipment, facilities and systems located within or serving the Building Area.

G.   Commencement   Date:  The  date  set  forth  in  the  "Statement  of  Lease
Commencement, Possession and Termination" in the form of EXHIBIT B hereto delivered by Landlord to Tenant in accordance herewith or if no date is specified in such a Statement, then July 1, 1998.

H. Common Area: All areas, spaces, equipment, special services, improvements and facilities in or near the Building provided by Landlord for the common or joint use and benefit of the occupants of the Building, their officers, agents, employees, servants, customers and invitees, including, but not limited to, all parking areas, access roads, streets, driveways, entrances, exits, sidewalks, malls, courts, loading docks, package pick-up stations, ramps, corridors, halls, stairs, retaining walls and landscaped areas.

I. CC&Rs: Any recorded covenants, conditions, restrictions and reciprocal easement agreements with respect to any portion of the Building Area, including, without limitation, the documents listed on EXHIBIT G hereto.

J.  Gpl~ The  Genstiffier-  Pr-iee  1fidelE  for- All  Urban  Genstifner-s  (All
Reffis),  Les Angeles Long  BeaehAnaheim,  Galifei%ia  aver-age  (1992 84 equals
100), poblished by the Bur-eau of Labor- Statisties of the United States Department of Labor- (the T1W GPI for- a speeifie Rieffth shall be deemed to fneaft the GPI p4lished for- sueh fnen4h or-, if not published for- that fneff*, the GPI publish for- a menth most r-eeefftly prior- to stieh flienth. in the event that the Bur-eft should eease pubheation of said GPI, GPI shall r-efer- to the eempafable ee . . . de* seleeted by Landlord in its Y-easenable judgment.

K. Ground Leases and Mortgages: All ground leases, overriding leases and underlying leases ("Ground Leases"), and all mortgages and deeds of trust ("Mortgages"), affecting the Building Area or any portion thereof, now or hereafter existing (w]Yether or not covering other lands, buildings or leases), and all renewals, modifications, replacements and extensions thereof.

L. The lay _Rdldy Qr-dofwig OfTwiaffs's this Lease, a form efwltieh itt:thtehed

M. Landlord's Mailin2 Address: 16133 Ventura Boulevard, #535, Encino, California 91436, with a copy to: Lowe Enterprises Commercial Group, 11777 San Vicente Boulevard, Suite 900, Los Angeles, California, 90049.

N. Landlord's  Representatives:  Landlord's directors,  officers,  shareholders,
partners,  members,  principals,   employees,  agents,  servants,   contractors,
subcontractors, visitors, licensees, invitees, successors and assigns.

0. Lease Year: Each twelve month period during the Term ending on December
31, provided that the first Lease Year shall commence upon the Commencement Date and shall end on the next succeeding December 3 1, and the last Lease Year shall end upon the expiration of the Term.

P. Monthly Installments of Base Rent: [$2,005.4 per month as from time to time increased as provided in *, ticte 3 of die tten=l 'Ternns, CniremaptE 2ad 1-~LV.J L ii f8ee RIDER I hereto. (DEr-ET? SEC I TON 1.2)

Q. Normal Business Hours: The hours from 8:00 a.m. to 5:30 p.m. Monday through Friday, except recognized legal holidays.

V. Possession: Possession of the Premises shall be deemed to have occurred on the earlier of the date on which Tenant actually is given possession of the Premises by Landlord or the date specified in the Statement of Lease Commencement, Possession and Termination.

W. Rules and Reaulations: The current Rules and Regulations for the Building, a copy of which are attached hereto as EXHIBIT F.

X. Premises: That portion of the Building outlined in EXHIBIT C hereto, consisting of approximately 970 usable square feet and 1,084 rentable square feet (measured in accordance with the BOMA Standard ANSI 265.1-1980) and including any and all improvements made by Landlord pursuant to the Work Letter attached hereto as EXHIBIT E. Landlord reserves to itself the use of the exterior walls, the roof and the right to install, maintain, use, repair and replace pipes, ducts, conduits, vents, cables and wire leading in, through, over or under the Premises.

Y. Securi1y Dgposit: Two Thousand One Hundred Thirteen Dollars and 80/100 ($2,113.80).
--------------------------------------------------------------------------------

Z. Tenant's Mailing Address: Before Occupancy: 1800 Century Park East, Suite 600, Los Angeles, California 90067.

After Occupancy: 16133 Ventura Boulevard, Suite 635, Encino, California 91436.

AA. Tenant' s Proportionate Share: The proportion the rentable area of the Premises bears to the total rentable area of the entire Building (excluding the Common Areas). Initially, said proportion shall be 12oint zero zero five percent (.0qL!j)

(1,084 rentable sg. ft./225,498 rentable so. ft.) (subject to change in the event that the rentable area of the Building or the Premises changes).

BB. Tenant Representatives: Tenant's agents, servants, employees, contractors, subcontractors, visitors, licensees or invitees.

Term: That period commencing on the Commencement Date and ending on the Termination Date.

DD. Termination Date: The date set forth in the Statement of Lease Commencement, Possession and Termination, or if no date is specified in such a Statement, then June 30, 2001; provided, however, that if this Lease is sooner terminated pursuant to the provisions hereof, the Termination Date shall be the effective date of such early termination.

EE. Total Expenses Allowance: The Total Expenses Allowance shall be equal to the actual Operating Expenses incurred with respect to the Building Area during the 1998 calendar year, adjusted for at least a ninety-five percent (95%) occupancy.

FF. Total Tax Allowance: Tenant's Proportionate Share of Real Estate Taxes for the tax year July 1, 1997 through June 30, 1998. GG. Watt Load: 3 watts per useable square foot for power and 3 watts per useable square foot for lighting.
ii. EXHIBITS. 'Me following exhibits, rider(s), attachment and addendum are incorporated in this Lease as part hereof.

Exhibit A - Description of the Building. Exhibit B - Statement of Lease Commencement. Exhibit C - Outline of the Premises. Exhibit D - Policies for the Management of Telecommunications Risers and Telephone Closets. Exhibit E - Work Letter. Exhibit F - Current Rules and Regulations. Exhibit G -CC&Ts.

[Rider 1 - Base Rent Schedule.]

Ili. AMOUNT DUE ON EXECUTION OF THIS LEASE. Upon execution of this Lease, Tenant shall pay the following amount to Landlord:

Monthly Rent for the Month(s) of July:                             $2,005.40
Prorated Rent Payment on Execution of
 Lease for Period from * to   $                                    0.00
Security Deposit:                                                  $2,113.80
Monthly Parking Fee:                                               $  0.00
Other (Description):                                               $  0.00


[GRAPHIC OMITTED][GRAPHIC OMITTED]



IV. DEMISE OF PREMISES. In consideration of the rent and the covenants and agreements made herein, including the General Terms, Covenants and Conditions attached hereto and made a part hereof, and in accordance with the terms of such covenants and agreements, Landlord leases to Tenant and Tenant leases from Landlord the Premises.

IN WITNESS WHEREOF, Landlord and Tenant have executed or caused to be executed this Lease as of the date first written above.

LANDLORD:                                               TENANT:
Lowe Enterprises Commercial Group,                      Glenhills Corporation
A California corporation, as agent for
EFC INVESTORS, LTD., a California Limited Partnership dba Encino Financial Center

BY:                                                     By:
It&:'/Senior Vice President                             Its:

Date:                                                    Date:     /0


[GRAPHIC OMITTED][GRAPHIC OMITTED]

V. GENERAL TERMS, COVENANTS AND CONDITIONS

I           POSSESSION.

1.1 Early Possession. If Landlord gives Tenant permission to enter into possession of the Premises, for purposes of inspection or construction of the Premises, prior to the Commencement Date, such possession shall be deemed to be upon all the terms, covenants, conditions and provisions of this Lease, excluding payment of Rent (as defined in Article 3 hereof).

1.2 Confirmation of Possession and Lease Commencement and Termination Dates. Landlords delivery to Tenant of the Statement of Lease Commencement, Possession and Termination shall be conclusive as to Landlord and Tenant that the dates set forth therein are the dates for the Commencement Date, the Date Tenant received Possession of the Premises, and the Termination Date unless Tenant amends such dates in writing within five (5) days after Landlord has delivered such Statement to Tenant. If Tenant so amends such dates, then Landlord and Tenant shall agree on such dates within fifteen (15) days after the date on which Tenant delivers notice of such amended dates to Landlord. If Landlord and Tenant are unable to so agree, then the Commencement Date, Termination Date and date on which Tenant received possession of the Premises shall be determined by arbitration in accordance with Article 34 hereof.

2. CONDITION OF THE PREMISES. Tenant's taking possession of the Premises shall be conclusive evidence that the Premises were in good order, condition and repair (except for latent defects and punchlist items), that Substantial Completion of the Premises has occurred as defined in EXHIBIT E and that the Premises had an adequate security system for Tenant and Tenant's Representatives when Tenant took possession, except for such matters of which Tenant gives Landlord notice on or before the Commencement Date. No promise of Landlord to alter, remodel, repair or improve the Premises or the Building and no representation, either expressed or implied, respecting any matter or thing relating to the Building or this Lease (including the condition of the Premises or the Building) have been made by Landlord to Tenant, other than as may be contained herein or in the Work Letter attached hereto as EXHIBIT E.

3. RENT. The rental reserved to Landlord during the Tenn, which Tenant covenants and agrees to pay to Landlord as herein provided, without prior demand therefor and without any deduction or set-off whatsoever, shall consist of Base Rent and Additional Rent (separately, "Base Rent" and "Additional Rent," and jointly, "Rent"). All Rent and other payments required to be made by Tenant to Landlord under this Lease shall be paid in lawful money of the United States and shall be paid and delivered to Landlord at Landlord's Mailing Address, or at such other place as Landlord may from time to time direct.

3.1 Base Rent. Tenant shall pay Landlord Monthly Installments of Base Rent in advance, commencing on the Commencement Date and on the first day of each month of the Term thereafter. If Tenant shall commence payment of Rent on a day other than the first day of a month, the Monthly Installments of Base Rent for that first month shall be prorated on a per them basis.

3.3 Additional Rent. Tenant shall pay Landlord as Additional Rent all sums (other than Base Rent) required to be paid by Tenant pursuant to the provisions of this Lease.

3.4 Late Payments. If any part of Rent is not paid within ten days after it is due, Tenant shall pay Landlord (a) a late charge of $100.00 and (b) interest at the greater of 10% per annum, or five, (5) points over the San Francisco Federal Reserve Bank discount rate in effect on the 25th day of the month preceding the date upon which the amount in question was due, on the amount due from its due date until paid. Such amounts shall constitute Additional Rent hereunder. Tenant hereby agrees that if Tenant is subject to a late charge for three (3) consecutive months, Base Rent for the following twelve months shall automatically be adjusted to be payable quarterly in advance, commencing upon the first day of the month following such third consecutive late month and continuing for the next twelve months on a quarterly basis in advance.

4. TAXES AND OPERATING EXPENSES. Tenant shall pay to Landlord in accordance with
Section 4.4 below, as Additional Rent, all Taxes and all Operating Expenses attributable to the Premises during the Term (jointly, to the extent attributable to the Premises as set forth herein, "Tenant's Share of Expenses") which are in excess of the Total Expenses Allowance and the Total Tax Allowance, respectively.

4.1 Operating Expenses. "Operating Expenses" shall mean all expenses paid or incurred by Landlord or on Landlords behalf in respect of the management, repair, operation and maintenance of the Building Area, including without limitation: (a) salaries, wages, other compensation and benefits of employees of Landlord engaged in the management, repair, operation and maintenance of the Building Area (prorated, in the case of employees who devote less than all of their working time to the Building Area, to reflect the proportion of their working time devoted to the Building Area); (b) payroll taxes, social security taxes, federal, state and local unemployment taxes, workers' compensation, uniforms and related expenses for such employees; (c) the cost of all charges for oil, gas, steam, electricity, any alternate source of energy, heat, ventilation, air-conditioning, water, sewers and other utilities furnished to the such costs shall be reasonably amortized by Landlord over the useful life of any improvements, additions, machinery or equipment, and the Landlord shall receive interest on the unamortized costs at the prime rate then available from the largest bank in the state in which the Building is located; (m) management and other personnel fees for management and operation of the Building and Common Area or, if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of the then prevailing rates for management fees of other first class office buildings in the area in which the Building is located; (n) the cost of installing, purchasing, operating, maintaining and repairing any security system or Common INC (as defined in Section 5.5 hereof); (o) the cost of any capital improvements or additions to the Building Area and of any machinery or equipment installed in the Building Area which are made or become operational, as the case may be, during the Term and which have the effect of reducing the expenses which otherwise would be included in Operating Expenses to the extent of the lesser of (i) such cost, as reasonably amortized by Landlord over the useful life of the improvements, additions, machinery or equipment, plus interest on the unamortized amount at the prime rate then generally available in the State in which the Building is located, or (ii) the reasonably estimated amount of such reduction in Operating Expenses; (p) reasonable legal, accounting and other professional fees incurred in connection with the operation, maintenance and management of the Building Area; (q) the proportion of all administrative and other expenses of maintaining an office for management attributable to the Building Area; (r) license, permit and inspection fees required in connection with operation of the Building Area; (s) all charges and assessments on the Building pursuant to any applicable CC&Rs; and (t) all other charges properly allocable to the repair, operation and maintenance of the Building Area in accordance with generally accepted BONIA building operating standards. If the Building is not fully occupied, Operating Expenses shall be adjusted at the expiration of each Lease Year as if the Building were fully occupied. "Fully occupied" shall be defined as the greater of actual occupancy or occupancy of ninety five percent (95%) of the net rentable area of the Building.

Notwithstanding  the above,  the  following  shall be  excluded  from  Operating
Expenses: (aa) depreciation (except as provided above); (bb) interest on and amortization of debts; (cc) leasehold improvements including redecorating made for tenants of the Building; (dd) brokerage commissions and advertising expenses for procuring new tenants of the Building; (ee) refinancing costs; (ff) the cost of any repair or replacement (other than as described in clauses (a) through (t) above) which would be required to be capitalized under generally accepted accounting principles, except that if under such principles such costs may be amortized over a period of not more than ten years, then a proportionate part of such cost may be included each year in Operating Expenses over the useful life (as reasonably estimated by Landlord) of such repair or replacement; (gg) Taxes (as defined in Section 4.2 hereof); (hh) the cost of any repair, replacement or alteration to the Building Area necessary to comply with the ADA to the extent such repair, replacement or alteration is not caused by Tenant's use of the Premises or other of Tenant's actions; (ii) the cost of any item included in Operating Expenses under clauses (a) through (t) above to the extent that such cost is reimbursed by an insurance company or a condemnor or a tenant (except as a reimbursement of Operating Expenses) or any other party, but if at the time Operating Expenses are determined for a calendar year such reimbursement has not been made, such expenses may be included in Operating Expenses and an adjustment shall be made when and if such reimbursement is actually received.

4.2 Taxes. "Taxes" means the amount of any and all taxes, assessments, re-assessments, special assessments, levies, fees, license fees, license taxes, business license taxes, in-lieu taxes, in-lieu fees, commercial rental taxes, charges, penalties and impositions whatsoever levied or imposed or assessed by any authority having the direct or indirect power to tax, including, without limitation, any city, county, state or federal government or any school, agricultural, lighting, drainage or other improvement or special assessment district, or any other agency or other public body, whether or not consented to or joined in by Landlord and whether or not retroactive, payable by Landlord (other than income taxes, measured by the net income of Landlord from all sources), whether or not now customary or within the contemplation of the parties hereto on the date of this Lease, which are:

(a) Upon, measured by or reasonably attributable to the cost or value of Tenants personal property installed or located in or on the Premises, including, without limitation, trade fixtures, furniture, counters, appliances, computers and other equipment, shelving, movable partitions and such other personal property of Tenant placed in or on the Premises by Tenant or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements shall be in Tenant or Landlord, except such improvements that are affixed to the Building or the Premises (collectively, the "Fixtures"), to the extent that taxes on such personal property are included in Landlord's real property tax assessment for the land and the Building on which the Premises are located;

(b) Upon, measured by or reasonably attributable to the value from time to time of the real property (including the land and the Building) on which the Premises are located and any Fixtures affixed thereto ("Real Property Taxes");

(c) Upon or measured by the rental payable hereunder, including, without limitation, any gross income tax or excise tax levied by any city, county, state, federal or other governmental body with respect to the receipt of such rental, provided any such gross income tax is instituted as the means of replacing tax or excise revenues currently levied by governmental authorities as property taxes; and

(d) Upon or with respect to the possession, leasing, operation, management, maintenance, improvement, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof.

            4.3 Portion Attributable to the Premises. The portion of Operating Expenses attributable to the Premises, and included in Tenant's Share of Expenses, shall equal Tenant's Proportionate Share of Operating Expenses, The portion of Taxes attributable to the Premises, and included in Tenant's Share of Expenses, shall equal the sum of: (a) all Taxes described in subsections 4.2(a), 4.2(c) and 4.2(d) above, plus (b) Tenant' s Proportionate Share of the assessor's valuation of Real Property Taxes for the Building Area; provided, however, that if the assessor's valuation of Real Property Taxes includes buildings, improvements or land other than and in addition to the
            A--- Ilk- 'F-~ nftrihiltnhie to the Premises shall be determined by equitably allocating the amount of Real Property Taxes point(s) or minimum point(s) of entry to the Premises (collectively, "Common INC"). As used herein, the term "demarcation point(s) or minimum point(s) of entry means that point in the Building Area at which the local exchange company's or LEC's liability for telecommunications plant ends. As used herein, the term "inside telephone or telecommunications wire" means that portion of the telephone or telecommunications wire that connects the Common INC to the LEC's telephone or telecommunications network at a demarcation point or minimum point of entry. Tenant, at its sole cost and expense, shall be responsible for purchasing, installing, operating, maintaining and repairing (and removing under Article 13 hereof) any telephone or other telecommunications equipment, system, wire, jack or cable within the Premises other than the Common INC. Except for termination blocks, Tenant shall not be permitted to install or locate any telephone or telecommunications equipment, wires or cables within any phone closets or riser shafts in the Building. Tenant shall not enter or attempt to gain access to any phone closets or riser shafts in the Building without the prior written consent of Landlord, which consent may be given, conditioned or withheld in Landlords sole discretion. Landlord hereby grants to Tenant a non-exclusive license during the Term to use the Common INC; provided, however, that Landlord shall have the exclusive right to install, operate, maintain and repair the Common INC (subject to Article 4 hereof). Tenant expressly agrees that the cost and expense of Landlord's purchase, installation, operation, maintenance and repair of the Common INC is an Operating Expense. Without limiting the foregoing, Tenant shall comply with Landlord's Policies for the Management of Telecommunications Riser Systems and Telephone Closets, a copy of which is attached hereto as Exhibit D.

5.6 Meters. Landlord may install separate meters for the Premises to register the usage of all or any one of the utilities and in such event Tenant shall pay for the cost of electricity usage as metered which is in excess of the Watt Load (or in the case of other utilities, the metered usage in excess of that usage reasonably anticipated by Landlord). Tenant shall reimburse Landlord for the cost of installation of meters if such usage exceeds the Watt Load (or such anticipated usage, as the case may be) by more than 10%. In any event, Landlord may require Tenant to reduce its consumption to the Watt Load or such anticipated usage.

5.7 Interruption of Services. Landlord does not warrant that any of the services referred to above (including, without limitation, the Common INC), or any other services which Landlord may supply, will be free from interruption. Tenant acknowledges that any one or more such services may be interrupted by reason of accident, damage, power surges, repairs, installation, inspections, maintenance, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or causes beyond the reasonable control of Landlord, and Tenant hereby assumes all risk of injury to persons, damage to property and loss of business or profits which may result from such interruption or inadequacy of service. Any interruption or discontinuance of service shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, nor shall it render Landlord liable to Tenant for any injury, loss or damage by abatement of Rent or otherwise (except as provided in Section 18.4 hereof), nor shall it relieve Tenant from performance of Tenant's obligations under this Lease. Landlord shall, however, exercise reasonable diligence to restore any service so interrupted.

6. SECURITY DEPOSIT. Tenant has deposited with Landlord the Security Deposit as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including payment of Rent, Landlord may appropriate and apply any portion of the Security Deposit reasonably necessary to remedy Tenant's failure to pay Rent, or to compensate Landlord for any other loss, cost or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) business days after notice thereof, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount, and Tenants failure to do so shall be a breach of this Lease. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant, or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any of Tenant's Representatives. Landlord shall not, unless otherwise required by law, be required to keep the Security Deposit separate from its general funds, nor pay interest to Tenant. In the event of a termination of Landlords interest in the Lease, the Security Deposit or any portion thereof not previously applied shall be transferred by Landlord to Landlords grantee and, upon such transfer, Landlord shall be discharged from further liability with respect thereto and Tenant agrees to look solely to such grantee for proper application and return of the Security Deposit in accordance with this Article. The holder or beneficiary of any Mortgage shall not be responsible to Tenant for the return or application of any Security Deposit, whether or not such holder or beneficiary succeeds to the position of Landlord hereunder, unless such Security Deposit shall have been received in hand by such holder or beneficiary. Upon expiration of the Term, Landlord shall, provided that Tenant is not in default under this Lease, return the Security Deposit to Tenant, less such portion as Landlord shall have appropriated to make good any default by Tenant. The unapplied balance of the Security Deposit shall be refunded to Tenant within thirty (30) days after the date on which Tenant has delivered possession of the Premises to Landlord.

7.         USE OF THE PREMISES.

7.1 Permitted Use. Tenant shall use the Premises only for the Permitted Use and all other uses or purposes are strictly prohibited. ---------------

7.2 Compliance with Laws. Tenant shall comply with all existing and future (whether or not presently foreseeable) laws, rules, orders, ordinances, directions, decrees, regulations and requirements ("Law" or "Laws") of all federal, state and local governmental or regulatory agencies, offices, departments, bureaus, boards and bodies having jurisdiction over the Premises or Tenants use thereof ("Governmental Authorily"), and Tenant shall, at Tenant! s sole cost, alter, improve, upgrade, retrofit, maintain, repair and restore the Premises in compliance and conformity with all Laws relating to the condition, use or occupancy thereof. Without limiting the foregoing, Tenant shall comply with all police, fire and sanitary regulations imposed by any Governmental Authority, or made by insurance underwriters, and shall observe and obey all other requirements governing the conduct of any business conducted in the Premises.

(c) The parties have expressly negotiated this Section 7.2 and have agreed to allocate the cost to comply with Laws as provided herein based on the amount of Rent and other consideration given to Tenant under the terms hereof Tenant acknowledges that Landlord would have demanded a higher Rent absent Tenant's agreement to such cost allocation. Tenant further acknowledges that efforts to comply with Laws may interfere with Tenant's quiet enjoyment of the Premises. Nevertheless, Tenant agrees to accept any such interference and that such interference shall not excuse Tenant's obligations to comply with Laws as set forth herein or any other obligations under this Lease.

7.3 Certain Use Restrictions. Tenant and Tenant's Representatives each shall not:

(a) Use the Premises in any manner that will constitute waste, nuisance, or annoyance or is liable to cause injury to other tenants in the Building, including, without limitation, the emission of noxious or offensive odors or the use of loudspeakers or sound or light apparatus that can be heard or seen outside the Premises;

(b) Cause or permit any cooking on the Premises or Building Area (except for use of microwave ovens or coffee machines) without the prior written approval of Landlord, which shall not be unreasonably withheld, or conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others on the Premises;

(c) Install, use, or permit the installation or use of any vending machines without the prior written consent of Landlord, which shall not be unreasonably withheld;

(d) Use or permit the use of the Premises for lodging or sleeping, or for any illegal purpose; or do anything on or about the Premises that will cause damage to the Building Area or any part thereof or will impair or might tend to impair the character, reputation or appearance of the Building as a first class office building;

(e) Use or operate any machinery, apparatus, device, equipment or other appliance in, on or about the Premises that will in any manner injure, vibrate, or shake the Building, or place any load on any floor which exceeds the load per square foot the floor was designed to carry;

(f) Use, keep, or store any materials of a dangerous or highly flammable nature in any form upon the Premises, or otherwise do, bring or keep anything in, on or about the Premises that will cause a cancellation of any insurance policy insuring the Building Area or to be maintained by Tenant pursuant to Article 22 hereof or an increase in the premiums therefor or that will constitute a nuisance to or interference with the other property of Landlord or its business or the property or business of other tenants of the Building; and Tenant agrees to pay to Landlord forthwith upon demand the amount of any increase in premium for insurance that may be charged during the Tenn on the amount of insurance to be carried by Landlord on the Building Area resulting from the foregoing, whether or not Landlord shall have consented to such act on the part of Tenant;

(g) Allow carts, portable signs, devices or any other objects to be stored or to remain outside the Premises except in the areas that Landlord has agreed in writing can be used for storage of such items and that are clearly designated for such storage;

(h) Erect any signs, show cases, aerial or antenna, or other articles in the Common Area, or on the roof or exterior walls of the Premises or the Building, without, in each instance, the prior written consent of Landlord, and any articles installed without such written consent shall be subject to removal without notice at any time;

(i) Use or permit any portion of the Premises to be used or occupied as a barber or manicure shop; or engage or pay any employees in the Building except those actually working for Tenant in the Building; or advertise for laborers giving an address at the Building without Landlord's prior written consent;

Use any space in the Premises or Building Area for manufacturing, for storage or merchandise, for sale or display of merchandise, goods or property of any kind (as a store or at auction), or for the conduct of a shop, booth, bootblack, or other stand or business or occupation which predominantly involves direct patronage of the general public in the Premises, without the prior written consent of Landlord; or

(k) Solicit in any manner in any of the automobile parking or other portions of the Common Area.

7.4 Hazardous and Toxic Substances.

(a) Certain Definitions. As used in this Lease, the following terms shall have the definitions set forth below whenever used with initial capital letters:

(i) "Hazardous Substance" shall mean any hazardous, toxic, explosive, radioactive, infectious or dangerous substance, material, chemical, waste, contaminant or pollutant, including, without limitation, (A) any "hazardous substance" within the meaning of the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. ss.ss. 9601 et seq.) or the Carpenter-Presley-Tanner Hazardous Substance Account Act (CA Health & Safety Code ss.ss. 25300 et seq.), as each may be amended from time to time, (B) any "hazardous waste" within the meaning of the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.), as amended from time to time, (C) any "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" within the meaning of the California Hazardous Waste Control Act (CA Health & Safetv Code 25100 et sea.). as amended from time to time, of the California Hazardous Waste Cont I Act (CA Health & Safetv Code 25100 et sea.). as amended fro time to time

Water and Toxic Enforcement Act of 1986 (CA Health & Safety Codess.ss.25249.5 et seq.) and the Porter-Cologne Water Quality Control Act (CA Water Codess.ss. 13000 et seq.), as each may be amended from time to time.

(iii) "Environmental Problem" shall mean (A) any release or discharge, or threatened release or discharge, of a Hazardous Substance in, on, under, from or about the Premises, the Building Area or (B) any violation or threatened violation of any Environmental Protection Law, whether or not intentional, in, on, under or about the Premises or the Building Area.

OV) "Tenant Related Environmental Problem" shall mean any Enviromental Problem resulting from or related to (A) any act or omission of Tenant, Tenant's Representatives or anyone allowed to enter onto the Premises or the Building Area by Tenant or (B) Tenant's use of the Premises or the Building Area.

(b) Prohibition. Tenant shall not cause or permit the manufacture, generation, production, storage, use, transportation, treatment, incineration, disposal, discharge, threatened discharge, release or threatened release of any Hazardous Substance in, on, under, from or about the Premises or the Building Area, or into the environment surrounding the Building Area. Notwithstanding the preceding sentence, Tenant may store and use cleaning or office supplies ("Supplies") containing Hazardous Substances so long as (i) the Supplies are of a type and chemical composition commonly used by businesses in general (and not used solely as an incident to Tenant's particular business or use of the Premises); (ii) Tenant stores and uses the Supplies only in such quantities as may reasonably be expected to be stored or used by persons occupying space the size of the Premises for general office purposes; and (iii) Tenant stores and uses the Supplies in compliance with any manufacturer's directions or warnings and all applicable federal, state or local Laws, regulations and judicial decrees or orders. Tenant shall store and use all Supplies in a manner which minimizes to the greatest extent reasonably practical the threat of any spill or release of such Supplies into or onto the Premises, the Building Area or the environment and shall promptly and with reasonable care clean up any such spill or release to the satisfaction of Landlord and any Governmental Authority having jurisdiction thereof. In no event shall Tenant use or store any asbestos-containing materials or PCBs on the Premises.

(c) Compliance with Laws. Tenant and Tenants Representatives shall comply in all respects with any and all Environmental Protection Laws applicable to the Premises or Tenant's use thereof Without limiting the generality of the foregoing, Tenant shall give all warnings required by the California Safe Drinking Water and Toxic Enforcement Act of 1986 (CA Health & Safety Code ss.ss. 25249.5 et seq.), as amended from time to time, with respect to any exposures occurring in the Premises or as a result of Tenant's use of the Premises or the Common Area.

(d) Environmental Problems. Tenant shall exercise reasonable care to avoid the occurrence of any Tenant Related Enviromental Problem. If Tenant causes, permits or learns of any Environmental Problem, Tenant shall immediately notify Landlord. Tenant shall give any and all notices of any Tenant Related Environmental Problem required by applicable Environmental Protection Laws, including, without limitation, any notice required by Section 103 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.ss. 9601 et seq.) and any notice required by Sections 13271 or 13272 of the

California Water Code, as each may be amended from time to time. Tenant shall immediately give Landlord notice of any governmental investigation or any governmental or regulatory action, proceeding, order or decree relating to any Tenant Related Environmental Problem and, at Tenant's expense, shall comply in all respects with any such order or decree within the time period allowed thereby for compliance, unless Landlord notifies Tenant that Landlord intends to contest such order or decree. Prior to commencing any corrective or remedial action with respect to any Environmental Problem (except for any such action taken to comply with an order or decree which Landlord has not elected to contest), Tenant shall obtain the consent of Landlord (which shall not be unreasonably withheld or delayed) and all Governmental Authority having jurisdiction thereof. Tenant shall not be responsible or liable to Landlord for any costs incurred due to any Hazardous Substance which was present on the Premises prior to Tenant's occupancy thereof.

(e) Indemnity . Tenant shall indemnify, defend and hold harmless Landlord (through counsel reasonably satisfactory to Landlord) against any and all claims, demands, actions, proceedings, liabilities, punitive damages, civil, administrative or criminal penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, fines and forfeitures) incurred by Landlord or to which Landlord may be exposed by reason of any of the following (an "Environmental Default"): (i) the manufacture, generation, production, storage, use, transportation, treatment, incineration, disposal, discharge, threatened discharge, release or threatened release of any Hazardous Substance (including any Supplies) in, on, or from the Premises or by Tenant or Tenant's Representatives, in, on or about the Building Area during the term of this Lease; (ii) Tenant's violation of any of the provisions of this Section 7.4; or (iii) any Tenant Related Environmental Problem. Without limiting the generality of the foregoing, Tenant shall reimburse Landlord upon demand for (1) any reduction in the value of the land on which, or the improvements in which, the Premises are located or any of Landlord's property as a result of any Environmental Default; (II) any investigative, consulting, legal, response, remedial, monitoring or clean up costs incurred by Landlord (whether or not in response to any governmental or judicial action, decree or order) relating to any Environmental Default; and (111) any investigative, consulting or legal costs incurred by Landlord in defending against any regulatory or judicial order or decree, or satisfying any judgment or the terms of any settlement or consent decree, relating to any Environmental Default. Tenant's indemnity obligations under this Section 7.4(e) shall survive the expiration or earlier termination of this Lease.

(f) Landlord's Right to Information. Within ten (10) business days after Landlord's request therefor (or within such shorter time as may be reasonably required by Landlord), Tenant shall provide Landlord with any information reasonably requested by Landlord, and shall allow Landlord reasonable access to the Premises, to ensure Tenant's compliance with this Section 7.4 or to enable Landlord to comply with any Environmental Protection Law or any governmental or judicial order or decree entered pursuant thereto and applicable to the Premises, the Building Area or Tenant's use of any of the foregoing. The provisions of this Section 7.4 shall survive the expiration or earlier termination of this Lease.


[GRAPHIC OMITTED][GRAPHIC OMITTED]

(a) Tenant agrees that it shall familiarize itself with the requirements of the ADA and that it shall be responsible for complying with the ADA in all respects, as it affects the Premises including but not limited to, making required "readily achievable" changes to remove any architectural or communication barriers, and providing auxiliary aides and services within the Premises.

(b) Tenant farther agrees that any and all alterations made to the Premises during the term of this Lease will comply with requirements of the ADA. All plans for alterations which must be submitted to the Landlord hereunder must include a statement from a licensed Architect or Engineer certifying that they have reviewed the plans, and that the plans comply with all applicable provisions of the ADA. Any subsequent approval or consent to the plans by Landlord shall not be deemed to be a representation on Landlord's part that the plans comply with the ADA, which obligation shall remain with the Tenant.

Tenant agrees that it will defend, indemnify and hold harmless Landlord from and against any and all liability, claims, damages and expenses (including reasonable attorneys' fees and costs) which may arise out of any legitimate claim by any person for failure of Tenant to comply with its obligation under this Paragraph 7.5.

(c) Without limiting the generality of the foregoing, it is expressly understood and agreed that, subject to performance by Landlord of Landlord's Work described in Exhibit E to the Lease, Tenant is accepting the Premises "AS IS " in its present state and condition, without any representations or warranties from Landlord of any kind whatsoever, either express or implied, with respect to the Premises or the Building Area, including without limitation the compliance of the Premises or the Building Area with the ADA and the rules and regulations promulgated thereunder, as amended from time to time. Except as otherwise provided for in Exhibit E to the Lease, if Tenant' s use of the Premises or operations therein cause Landlord to incur any obligation under the ADA, as reasonably determined by Landlord, then Tenant shall reimburse Landlord for Landlord's cost and expenses in connection therewith. If Tenants initial use of the Premises is not a "place of public accommodation" within the meaning of the ADA, then Tenant may not thereafter change the use of the Premises to cause the Premises to become a "place of public accommodation." In the event that Tenant desires or is required hereby to make alterations to the Premises in order to satisfy its obligations under the ADA, then all such alterations shall be subject to any requirements in the Lease with respect to alterations of the Premises, and shall be performed at Tenant's sole cost and expense. Except for alterations to the Premises, Tenant shall have no right whatsoever to make any alterations or modifications to any portion of the Building or its appurtenant facilities. Tenant shall be responsible for insuring that the Premises and Tenant's use thereof and operations therein fully and completely comply with the ADA.

(d) Nothing contained herein is intended to create any rights in third parties.

8. RULES AND REGULATIONS. Tenant shall comply with (and cause Tenant's Representatives to comply with) the CC&Rs and the Rules and Regulations affecting use of the Building Area by Tenant and Tenant's Representatives, as promulgated by Landlord and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make; provided, however, in no event shall such Rules and Regulations contradict or abrogate any right or privilege herein expressly granted to Tenant in this Lease. A copy of the Rules and Regulations in effect as of the date of this Lease is attached hereto as EXHIBIT F. Landlord shall not be responsible to Tenant or any other person or entity for the violation by anyone of any of the Rules and Regulations.

9.          PARKING.

9.1 Use of the Parking Spaces. Subject to the terms and conditions of this Lease, any CC&Rs and the Rules and Regulations, Landlord hereby grants to Tenant the right for Tenant and Tenant's Representatives to use the Parking Spaces and Tenant shall not use or permit any of Tenants Representatives to use any other parking spaces in the Building Area. Landlord, at its sole election, may designate the types and locations of the Parking Spaces in the Parking Area and Landlord shall have the right, in Landlord's reasonable discretion, to change said types and locations from time to time. In no instance shall Tenant use any spaces which have been specifically assigned by Landlord to other tenants or for other uses or as visitor parking or which have been designated by. government entities with competent jurisdiction as being restricted to certain uses.

9.2 Parking Rate. Commencing on the Commencement Date, subject to Section 9. 10 hereof, Tenant shall pay Landlord the applicable Parking Rate multiplied by the number of spaces assigned, if any, as Additional Rent, payable monthly in advance with Monthly Installments of Base Rent. Thereafter, and throughout the Term, Landlord shall have the right to adjust the Parking Rate to the prevailing parking rate, in Landlords absolute discretion, for each type of parking space provided to Tenant hereunder; provided, however, that such Parking Rate shall be consistent with the parking rates being charged by landlords of comparable buildings. In addition, Landlord shall have the right to change the Parking Rate at any time to include therein any amounts levied, assessed, imposed or required to be paid to any governmental authority on account of the parking of motor vehicles, including all sums required to be paid pursuant to transportation controls imposed by the Environmental Protection Agency under the Clean Air Act of 1970 (as from time to time amended), or otherwise required to be paid by any governmental authority with respect to the parking, use, or transportation of motor vehicles, or the reduction or control of motor vehicle traffic, or motor vehicle pollution.

9.3 Identification Procedures. If requested by Landlord, Tenant shall notify Landlord of the license plate number, year, make and model of the automobiles entitled to use the Parking Spaces and if requested by Landlord, such automobiles shall be identified by automobile window or bumper stickers provided by the Landlord, and only such designated automobiles shall be permitted to use the Parking Spaces.

9.4 Additional Parking Space. Landlord may, in Landlords sole discretion, provide additional parking spaces for use by TP, and Tenant's customers and invitees on a daily or monthly basis at landlords then-current Parking Rate. Landlord may make

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


9.7 Landlord's Termination Rights. Landlord shall have the right to terminate parking privileges within the Parking Area for any individual who violates on three or more occasions any provision of these parking rules or any provisions of any other rules affecting parking adopted by Landlord so long as Landlord has given Tenant written notice of such violations.

9.8 Towing Rights. In the event that Tenant permits any vehicles to use the Parking Area in violation of this Lease, Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away and store the vehicle involved or with notice to Tenant to construct additional parking facilities to accommodate such improperly parked vehicles, and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

9.9 Security Programs. Tenant shall reasonably comply with any security programs and with any commuter programs or special parking arrangements designed to reduce the number of automobiles traveling to and from the Building, such as (but not limited to) carpooling or variable work hour programs, if such programs are required by Landlord, in Landlord!s sole and absolute discretion, or by Law.

9.10 Independent Operator/Lessee. Landlord shall have the right to retain an independent operator for the Parking Area and/or to lease the Parking Area to an independent lessee. In such event, Tenant shall pay any amounts due with respect to parking directly to such independent operator or lessee.

10.         COMMON AREA USE.

10.1 Right to Use Common Area. Except as provided in Article 9 above, and subject to the terms and provisions of this Lease, the CC&Rs and the Rules and Regulations, Tenant's use and occupation by Tenant of the Premises shall include a right for Tenant and Tenants Representatives to use, in common with others entitled thereto, the Common Area. All Common Area, other than the Parking Spaces, which is not within the Premises and which Tenant may be permitted to use and occupy pursuant to this Article are to be used and occupied under a revocable license, and if the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such diminution of such areas be deemed constructive or actual eviction, provided Tenant's access to and quiet enjoyment of the Premises shall not be affected in a materially adverse manner.

10.2 Control of Common Area. Landlord shall have the sole and exclusive control of the Common Area and at any time and from time to time to exclude and restrain any person from use or occupancy thereof, excepting, however, bona fide Tenant's Representatives, service suppliers and tenants of Landlord who make use of the Common Area in accordance with the CC&Rs and the Rules and Regulations. If in the opinion of Landlord unauthorized persons are using any of the Parking Area or any other portion of the Common Area by reason of the presence of Tenant in the Premises, upon demand of Landlord, Tenant shall enforce such rights against all such unauthorized persons by appropriate proceedings. Nothing herein shall limit the rights of Landlord at any time to remove any unauthorized persons from the Common Area or to restrain the use of any of said areas by unauthorized persons. Tenant shall keep all of the Common Area free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation and to permit the use of the Common Area only for the purpose hereinabove set forth.

10.3 Prescriptive Easements. Landlord shall have the right to post temporary or permanent signs and, upon ten days' prior notice to Tenant, to temporarily close any portion or all of the Common Area from time to time and to such extent as Landlord reasonably deems necessary to prevent a dedication or other prescriptive right therein in favor of the public or any group or individual and to prevent the accrual of any such right and Landlord shall have the right by temporary closure or other reasonable means to discourage or prevent the use of the Common Area by persons other than those expressly authorized hereby.

10.4 Changes in Common Area. Provided Tenant's access to and quiet enjoyment of the Premises shall not be affected in a materially adverse manner, Landlord shall have the right, in its sole discretion, to relocate and change the Common Area and portions thereof, if Landlord shall determine such relocation to be in the best interest of the Building. Should Landlord acquire or make available additional land or facilities not shown as part of the Building Area in the exhibits attached hereto and make the same available as Common Area, the expenses incurred by Landlord in connection with the operation, maintenance and repair of Common Area and attributed to Operating Expenses shall also include all of the aforementioned expenses incurred and paid in connection with said additional land and facilities.

11. REPAIRS AND MAINTENANCE.

11.1 Tenant' s Obligations. Tenant shall keep the Premises, including the Leasehold Improvements and Tenant' s Property (as those terms are defined in Article 13 hereof), neat, clean and in good order and condition, normal wear and tear excepted. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Premises, the Leasehold Improvements, Tenant's Property, or the Building or the Building Systems. Tenant shall not construct or place partitions or other obstructions, including, without limitation, heavy furniture and file cabinets, which might interfere with the free access of Landlord or Landlords agents to the Building Systems. Neither Tenant nor any of Tenant's Representatives shall at any time enter Building Systems enclosures or tamper with, adjust, touch or otherwise affect the Building Systems. Tenant shall be responsible for all repairs, replacements and alterations in and to the Premises, the Leasehold Improvements and Tenant's Property and for all repairs, replacements and alterations in and to the Building and the Building Systems, normal wear and tear excepted, the need for which arises out of. (a) Tenant's use or occupancy of the Premises; (b) the installation or use of Tenant's Property in the Premises; (c) the moving of Tenant's

(b) Tenant shall not install business machines or mechanical equipment which causes odors, noise or vibration (in excess of the normal levels caused by normal business machines or mechanical equipment) that may be transmitted to other premises, Common Area or through the structure of the Building.

11.2 Landlord's Obligations. Except as provided in Section 11. 1 above, and subject to Article 4 hereof, Landlord shall repair, replace and maintain the external and structural parts of the Building Area which do not constitute a part of the Premises and are not leased to others and the Building Systems, and shall perform such repairs, replacements and maintenance with reasonable dispatch, in a good and workmanlike manner. Landlord shall have no liability to Tenant nor shall Tenants covenants and obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlords making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant's lease or required by Law to make in or to any portion of the Premises, the Building Area or the Building Systems. Landlord shall nevertheless use its best efforts to minimize any interference with Tenant's business in the Premises.

11.3 Waiver. Tenant hereby waives all rights under any Law in existence during the term of this Lease authorizing a tenant to make repairs at the expense of a landlord or to terminate a lease upon the complete or partial destruction of the Premises, including, without limitation, all rights under the provisions of Sections 1932, 1933, and 1942 of the Civil Code of the State of California, as amended or replaced from time to time (if applicable).

11.4 Landlord's Access. Tenant hereby grants to Landlord such licenses or easements in or over the Premises or any portion thereof as shall be reasonably required for the installation or maintenance of the Building Systems or the Building Area or any part thereof, including, but not by way of limitation, the premises of any occupant of the Building; provided, however, that Landlord shall pay for any alteration required on the Premises as a result of any such exercise, occupancy under or enjoyment of any such license or easement; and providing, further, that the exercise, occupancy under or enjoyment of any such license or easement shall not result in any unreasonable interference with Tenant's use, occupancy or enjoyment of the Premises as contemplated by this Lease.

12. ALTERATIONS.

12.1 Consent Requirement. Tenant shall not make any alteration in or to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

12.2 Conditions. (a) All alterations shall be made in accordance with such conditions as Landlord may reasonably impose and at such times and in such manner as Landlord may from time to time reasonably designate. Tenant shall give Landlord at least thirty (30) days' prior written notice of the proposed commencement of any work, and Landlord shall have the right to post and record appropriate notices of nonresponsibility on or about the Building and with any recorder's office. Tenant shall secure, at Tenant's sole cost, a lien and completion indemnity bond for the benefit of Landlord, in an amount satisfactory to Landlord, insuring the completion of said work.

(b) If alterations requested by Tenant are made by Landlord, Tenant shall pay Landlord within ten (10) days of demand the cost therefor plus ten percent (10%) for Landlord's overhead and profit. If Landlord gives its consent to the making of alterations by Tenant, Tenant shall, within ten (10) days of demand, pay to Landlord five percent (5%) of the cost of said work for Landlord's overhead, and all such work shall be done in accordance with such requirements and upon such conditions as Landlord, in its sole discretion, may impose. Any review or approval by Landlord of any plans or specifications with respect to any alteration is solely for Landlords benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or sufficiency thereof or otherwise.

(c) In the event Tenant shall make any permitted alterations, additions or changes to the Premises, Landlord may require that Tenant carry "Builder's All Risk" insurance in an appropriate amount covering the construction of such alterations, additions or changes, and such other insurance as Landlord may require, it being understood and agreed that all of such alterations, additions or changes shall be insured by Tenant pursuant to Article 22 hereof.

12.3 Mechanic's Liens. Tenant shall defend, indemnify and save harmless Landlord from and against any and all mechanic's and other liens and encumbrances filed by any person claiming by, through or under Tenant, including security interests in any materials, fixtures, equipment or any other improvements or appurtenances installed in, located on or constituting part of the Premises and against all costs, expenses and liabilities (including reasonable attorneys' fees and expenses) incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at Tenant's sole expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within twenty (20) days after the filing thereof.

13. TENANT'S PROPERTY AND LEASEHOLD IMPROVEMENTS.

13.1 Tenant's Property. All movable partitions, other business and trade fixtures, furnishings, furniture, machinery and equipment, communications system, equipment, wire and cable, and other personal property located in the Premises and acquired by or for the account of Tenant, which can be removed without material damage to the Premises (collectively sometimes called "Tenant's Property"), shall be and shall remain the property of Tenant and, except as otherwise prohibited by this Lease, may be removed by Tenant at any time during the Term; provided, however, that if any of Tenant's Property is removed, Tenant shall pay the cost of repairing any damage to the Premises or to the Building Area resulting from such removal in accordance with Section 11. 1 above.


[GRAPHIC OMITTED][GRAPHIC OMITTED]

14.2 To install and maintain signs on the exterior and interior of the Building;

14.3 During the last ninety (90) days of the Tenn, if Tenant has vacated the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy, without affecting Tenant's obligation to pay Rent for the Premises;

14.4 To have pass keys to the Premises and all doors therein, excluding Tenant's vaults and safes;

14.5 On reasonable prior notice to Tenant, to exhibit the Premises to any prospective purchaser, tenant, mortgagee, or assignee of any mortgage on the Building and to others having an interest therein at any time during the Term;

14.6 To take any and all measures, including entering the Premises, for the purpose of making inspections, repairs, alterations, additions and improvements to the Premises, the Common Area and the Building (including for the purpose of checking, calibrating, adjusting and balancing controls and other parts of the Building Systems), as may be necessary or desirable for the operation, improvement, safety, protection or preservation of the Premises, the Common Area and the Building, or in order to comply with all laws, orders and requirements of governmental or other authority, or as may otherwise be permitted or required by this Lease; and

14.7 To install, or to permit an independent contractor or concessionaire to install, pay-telephones or other vending or other machines in the Common Area and the exterior of the Building and to receive all revenue derived therefrom.

15. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, mortgage or encumber this Lease, nor sublet, suffer or permit the Premises or any part thereof to be used by others (a "Transfer"), without the prior written consent of Landlord in each instance, which shall not be unreasonably withheld. Any Transfer without Landlord's prior written consent shall be void and invalid. Upon any Transfer without Landlords prior written consent, Landlord may collect rent from the assignee, subtenant, occupant or transferee ("Transferee") and apply the net amount collected to the Rent, but no such Transfer or collection shall be deemed a waiver of this covenant, or the acceptance of the Transferee or a release of Tenant from the further performance of its covenants herein contained.

15.1 Certain Transfers. A "Transfer" prohibited by this Article shall include, without limitation, the following: if Tenant is a partnership, a withdrawal or change (voluntary, involuntary, by operation of law or otherwise) of any of the general partners thereof, or the dissolution of the partnership; if Tenant consists of more than one person, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) from one thereof unto the other or others thereof, if Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or any change in the ownership (voluntary, involuntary, by operation of law, creation of new stock or otherwise) of fifty percent (50%) or more of its capital stock from the ownership existing on the date of execution hereof, if Tenant is a limited liability company, any dissolution of Tenant, or any change in the ownership (voluntary, involuntary, by operation of law, creation of new membership interest or otherwise) of fifty percent (50%) or more of its membership interest from the ownership existing on the date of execution hereof-, if Tenant is a partnership and any of its general partners is a corporation or a limited liability company, or if Tenant is a subsidiary corporation, any change in the ownership of fifty percent (50%) or more of such general partner's or the parent' s (as the case may be) capital stock or membership interest from the ownership existing on the date of execution hereof, or the sale of fifty percent (50%) or more of the value of the assets of Tenant.

(a) Notwithstanding the foregoing, without Landlords consent but upon ten (10) working days notice to Landlord, this Lease may be assigned, or the Premises may be sublet, to any corporation which is a parent, subsidiary or affiliate of Tenant. For the purposes of this Section, a "parent" shall mean a corporation or limited liability company which owns not less than 100% of the outstanding capital stock of Tenant, a "subsidiar " shall mean any corporation not less than one hundred percent (100%) of whose outstanding capital stock shall be owned by Tenant, and an "affiliate" shall mean any corporation not less than one hundred percent (100%) of whose outstanding capital stock shall be owned by Tenant's parent.

(b) In no instance shall Tenant make any Transfer which would result in a use of any part of the Premises which violates any agreement under which the Landlord is obligated at the time of the assignment. Tenant also shall not make a collateral assignment of the Lease or any part of Tenant's interest therein for financing purposes.

15.2 Transfer Notice. To obtain Landlord's consent, at least thirty (30) days but no more than ninety (90) days prior to the date the proposed Transfer is to be effective (the "Transfer Date"), Tenant shall give Landlord a written notice (the "Transfer Notice") setting forth: the name, address and business of the proposed Transferee; information on the nature of the business proposed to be conduct in the Premises and on the financial condition and reputation of the proposed Transferee; the Transfer Date; and the material terms of the proposed Transfer. If Landlord requests additional detail or documentation, the Transfer Notice shall be deemed to be received as of the date Landlord receives the additional detail or documentation. Tenant shall pay to Landlord upon demand all reasonable costs (including attorneys' fees and expenses) incurred by Landlord in connection with Landlord's review of the Transfer Notice.

15.3 Landlords Rights. Upon receipt of the Transfer Notice, Landlord shall have the option to: (a) consent to the proposed transfer, (b) reject the proposed transfer on reasonable grounds, or (c) terminate this Lease, in Landlord's absolute discretion, as to all of the Premises or that portion of the Premises which Tenant proposes to assign or sublease, by providing Tenant written notice of such termination within sixty (60) days of Landlord's receipt of the Transfer Notice.

Neither the consent by Landlord to any Transfer nor any failure by Landlord to terminate this Lease on receipt of any

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[GRAPHIC OMITTED][GRAPHIC OMITTED]

If Landlord elects to terminate the Lease pursuant to this Section 18.2, it shall notify Tenant as to its election within ninety (90) days after the fire or other casualty, and this Lease shall terminate thirty (30) days after such notice; provided, however, that if the Premises are unusable by Tenant, then this Lease shall terminate as of the date of the damage or destruction.

18.3 Termination by Tenant. Tenant may not terminate this Lease or repair the Premises at Landlord's expense as a result of a casualty; provided, however, that Tenant may, at its option, terminate this Lease prior to Landlord% completion of repairs required by damage or destruction of the Premises if Landlord fails to substantially complete the repairs or restoration within twelve (12) months after the date of the occurrence of the damage or destruction (subject to Article 20 below), No damages, compensation or claim shall be payable by Landlord for any casualty or any inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Article 18. In the event the Premises are damaged or destroyed and Landlord repairs or restores the same, Tenant shall repair or restore Tenant Property (and any Leasehold Improvements installed by Tenant) and shall, to the extent reasonably practicable, continue the operation of its business in the Premises.

18.4 Abatement of Rent. In the event the Premises are damaged or destroyed by fire or other casualty not occasioned by the negligence or willful misconduct of Tenant or Tenant's Representatives and this Lease is not terminated as provided herein and the Premises are not repaired or restored within twelve (12) months of such damage or destruction, the Base Rent thereafter shall be reduced by the ratio that the rentable square footage of the Premises so damaged or destroyed (and rendered untenantable bears to the total rentable square footage of the Premises until the damage or destruction is repaired or restored; provided, however, that there shall be no such reduction so long as Tenant's business interruption or rental loss insurance under Section 22. 1 (c) hereof covers Tenant's obligation to pay Base Rent under this Lease.

19. EMINENT DOMAIN. If the whole of the Building Area is lawfully taken by condemnation or any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of vesting of title in such condemning authority (the "Date of Taking"), and Rent shall be prorated to such date. If any part of the Building Area is so taken, this Lease shall be unaffected by such taking, except that (a) Landlord may, at Landlords sole option, terminate this Lease by notice to Tenant within ninety (90) days after the Date of Taking, and (b) if forty percent (40%) or more of the Premises shall be taken and the remaining area of the Premises shall not be reasonably sufficient for Tenant to continue operation of its business, Tenant may terminate this Lease by notice to Landlord within ninety (90) days after the Date of Taking. This Lease shall terminate on the thirtieth day after such notice, by which date Tenant shall vacate and surrender the Premises to Landlord. The Rent shall be prorated to the earlier of the expiration of the Tenn or such date as Tenant is required to vacate the Premises by reason of the taking. If this Lease continues in force upon such partial taking, the Base Rent shall be reduced in the same percentage as the percentage reduction in rentable space of the Premises caused by the taking.

19.1 When Voluntary Sale is a Taking. A voluntary sale by Landlord to any public or quasi-public body, agency or person having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking by eminent domain.

19.2 Condemnation Award. In the event of any taking, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be and remain the sole and exclusive property of Landlord, and Tenant hereby assigns all of its right, title and interest in and to any such award, judgment or settlement to Landlord. Tenant, however, shall have the right, to the extent that the same shall not reduce or prejudice Landlord's award, to claim from the condemning authority, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for moving expenses and damage to Tenant's Property or business.

20. FORCE MAJEURE. Landlord shall be excused for the period of any delay in the performance of any obligation hereunder when prevented from so doing by a cause or causes beyond its control, including, without limitation, all labor disputes or shortage, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing, or through adverse weather or acts of God. Tenant shall similarly be excused for delay in the performance of any obligation hereunder provided:

20.1 Payment of Rent. Nothing contained in this Article or elsewhere in this Lease shall be deemed to excuse or permit any delay in the payment of Rent, or any delay in the cure of any default which may be cured by the payment of money;

20.2 Self-Help. No reliance by Tenant upon this Article shall limit or restrict in any way Landlord's right of self-help as provided in ------------ this Lease; and

20.3 Notice by Tenant. Tenant shall not be entitled to rely upon this Article unless it shall give Landlord notice of the existence of any force majeure preventing the performance of an obligation of Tenant within five days after the commencement of the force majeure.

21.         INDEMNITY.

21.1 By Tenant . Tenant hereby agrees to indemnify Landlord and Landlord's Representatives against and save Landlord and Landlords Representatives harmless from any and all losses, costs, damages, charges, liabilities, obligations, fines, penalties, claims, demands, or judgments and any and all expenses, including, without limitation, reasonable attorneys' fees and expenses, court costs, and costs of appeal, settlement and negotiations, arising out of or in connection with: (a) Tenant' s use of the Premises; (b) the conduct of Tenant's business or any activity, work or thing done, permitted or suffered by Tenant in, on or about the Premises or the Building Area; (c) any failure to perform or observe any of the terms, covenants, conditions or provisions required to be performed or observed by Tenant under this Lease; (d) any negligence or other misconduct of Tenant or any of Tenant's Representatives in connection with the occupying other premises in the Building, or (ii) Landlord or Landlords Representatives unless proximately caused by (A) the gross negligence or willful misconduct of Landlord or Landlord's Representatives or (B) the negligence of Landlord or Landlord's Representatives if such negligence is covered by and compensable under Landlord's insurance obtained pursuant to Section 22.5 hereof Landlord shall not be responsible or liable to Tenant for any defect or failure, in (or any act or omission in the construction of) the Building Area, the Premises or any of the Building Systems (including, without limitation, the Common INC, nor shall it be responsible or liable for any injury, loss or damage to any person or property of Tenant or Tenant's Representatives or any other person caused by or resulting from fire, electricity, gas, water, or other utility (or interruption therein) or from rain, snow, ice, theft, bursting, breakage, explosion, implosion, leakage, steam, running, backing up, seepage, or the overflow of water or sewerage in any part of the Building or for any injury, loss or damage caused by or resulting from acts of God or the elements. Tenant shall give prompt notice to Landlord in case of fire, casualty, defect or accident in the Premises or in the Building or of defects therein or in any Building Systems.

21.4 Duration of indemnity. The provisions of this Article 21 shall survive the termination of this Lease with respect to any damage, ------------------------ injury or death occurring prior to such termination.

22. INSURANCE.

22.1 Insurance Maintained by Tenant. Tenant shall maintain in full force and effect during the entire Term, at its own cost and expense, the following policies of insurance:

(a) Comprehensive/Commercial General Liability Insurance with a combined single limit for bodily injury and property damage of not less than $3,000,000 per occurrence, including the Broad Form Comprehensive General Liability endorsement (or its equivalent), completed operations and products liability coverage, covering the insuring provisions of this Lease and the performance of Tenant of the indemnity agreements set forth in Article 21 above. Not more frequently than once each three years, if, in the opinion of Landlord's insurance advisor, the amount of public liability and property damage insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as reasonably recommended by Landlord's insurance advisor, but in no event in excess of the amount customarily required by landlords for comparable buildings.

(b) Standard fire, extended coverage and special extended coverage insurance (all risk), vandalism and malicious mischief endorsements, and sprinkler leakage coverage, insuring the Leasehold Improvements installed by Tenant, fixtures, glass, equipment, merchandise, inventory and personal property in and all other contents of the Premises, and (if any) all mechanical, plumbing, heating, ventilating, air conditioning, electrical, telecommunication and other equipment, systems and facilities located on the Premises. Such insurance shall be in an amount equal to 100% of the replacement value thereof from time to time (and Tenant shall redetermine the same as frequently as necessary in order to comply herewith). The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair and/or replace the Premises, and the Leasehold Improvements, fixtures, glass, equipment, mechanical, plumbing, heating, ventilating, air conditioning, electrical, telecommunication and other equipment, systems and facilities so insured.

(c) Business interruption or rental loss insurance sufficient to cover, for a period of not less than one year, all rental, expense and other payment obligations of Tenant under this Lease, including, without limitation, Base Rent and adjustments thereto and Taxes, Operating Expenses and all other costs, fees, charges and payments which would be borne by or due from Tenant under this Lease if the Premises and Tenant's business were fully open and operating.

(d) Worker's compensation insurance to the extent required by law and employees liability insurance; and

(e) Any other forms of insurance Landlord may require from time to time, in form and amounts and for insurance risks against which a prudent tenant of comparable size in a comparable business would protect itself.

Nothing herein shall in any manner limit the liability of Tenant for nonperformance of its obligations or for loss or damage for which Tenant is responsible. The aforementioned minimum limits of policies shall in no event limit the liability of Tenant hereunder.

22.2 Form of Insurance. All insurance required to be carried by Tenant hereunder shall insure Tenant and, as additional insured parties, Landlord and such other person or persons as Landlord shall designate to Tenant who have an insurable interest in the Premises. Any claim for loss under said insurance policies shall be payable notwithstanding any act, omission negligence, representation, misrepresentation or other conduct or misconduct of Tenant which might otherwise cause cancellation, forfeiture or reduction of such insurance. All such insurance policies: (a) shall be issued by reputable companies authorized to do business, operating in the State of California and rated A-X or better in Best's Insurance Guide; (b) shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld) as to form, as to substance and as to insurer; (c) shall only provide for a deductible so long as Tenant shall remain liable for payment of any such deductible in the event of any casualty;
(d) shall  contain  appropriate  cross-liability  endorsements  denying  Tenants insurers the right of subrogation against Landlord and Landlord!s Representatives as to risks covered by such insurance, without prejudice to any waiver or indemnity provisions applicable to Tenant and any limitation of liability provisions applicable to Landlord hereunder, of which provisions Tenant shall notify all insurance carriers; (e) shall contain a provision whereby each insurer agrees to give Landlord at least thirty (30) days' prior written notice in advance of any cancellation or lapse or the effective date of any reduction in the amounts of insurance; (f) shall be written as primary insurance and endorsed as not contributing with, and not in excess of, any coverage carried by Landlord; and (g) shall contain such additional endorsements required by Landlord. On or before the Commencement Date, Tenant shall furnish Landlord with certificates evidencing the aforesaid insurance coverage, and renewal certificates shall be furnished to Landlord at least thirty (30) days prior to the expiration date of such insurance. Claims Made insurance does not satisfy the above requirements.

flood coverage and rent interruption coverage beyond any such rent interruption coverage held by Tenant and naming Landlord as additional insured), in an amount not less than that required by all Mortgages and/or all Ground Leases, and all risk as per ISO, comprehensive/commercial general liability insurance (including Broad Form Extended Liability Endorsement or its equivalent) in an amount of not less than $5,000,000. Tenant shall pay to Landlord as Additional Rent Tenant' s Proportionate Share of the cost of the premiums for all such insurance and of the reasonable cost of Landlord's insurance consultants. Notwithstanding any contribution by Tenant to the cost of insurance premiums as provided herein, Tenant acknowledges that Tenant has no right to receive any proceeds from any insurance policies carried by Landlord.

23.         SUBORDINATION, ATTORNMENT AND MODIFICATION.

23.1 Subordination. This Lease and all rights of Tenant hereunder shall be subordinate to all Ground Leases and Mortgages, unless Landlord or the holder of any such Ground Lease or Mortgage, elects (by written notice to Tenant) not to require such subordination. This Section shall be self-operative and no further instruments of subordination shall be required. (Each Ground Lease to which this Lease is so subordinated is referred to herein as a "Superior Lease," and each Mortgage to which this Lease is so subordinated is referred to herein as a "Superior Mortgage.") In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any of the Superior Leases (a "Superior Lessor"), or the holder of any of the Superior Mortgages (a "Superior Mortgagee"), or any of their respective assigns or successors in interest may reasonably request to evidence such subordination. If a Superior Lessor or Superior Mortgagee requires that such instruments be executed by Tenant, Tenant's failure to do so within twenty
(20) days after request therefor shall be deemed a material default under this Lease.

23.2 Attomment. If any Superior Lessor or Superior Mortgagee (or any purchaser at a foreclosure sale) succeeds to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed (a "Successor Landlord"), Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment so long as such Successor Landlord agrees to recognize the validity and continuance of this Lease and not to disturb Tenant's possession of the Premises so long as Tenant shall not be in default of this Lease, except that Successor Landlord shall in no event: (a) be liable for any previous act or omission of a prior landlord under this Lease; (b) be subject to any offset for a claim arising prior to its succession to the rights of Landlord under this Lease; or (c) after notice to Tenant of the existence of a Superior Lessor or a Superior Mortgagee, be bound by any subsequent modification of this Lease or by any subsequent prepayment of more than one month's Rent, unless such modification or prepayment shall have been expressly approved by the Successor Landlord.

23.3 Modification, Financing Conditions. If any Mortgage lender should require as a condition to such financing or pursuant to rights of approval set forth in any Mortgages, or if any lessor under any Ground Lease, as a condition of such Ground Lease or pursuant to rights of approval set forth therein, any modification of the terms or conditions of this Lease, Tenant agrees to execute such modification or amendment, provided that such modification or amendment:
(a) shall not increase Tenant's Rent hereunder, (b) shall not materially interfere with Tenant's use or occupancy of the Premises or otherwise diminish Tenant's rights or remedies or increase Tenant's obligations under this Lease and (c) if requested by a Mortgage lender with a lien on the Building or a lessor pursuant to any Ground Lease effective as of the date hereof, such request shall have been made within thirty (30) days after the date hereof. If Tenant should refuse to execute any modifications so required within ten (10) days after receipt of same, Landlord shall have the right by notice to Tenant to terminate this Lease and upon such termination Landlord shall refund any unearned rental or security deposit, and neither party shall have any liability thereafter accruing under this Lease, except as provided in Section 21.4 above.

24. ESTOPPEL CERTIFICATE. From time to time upon not less than ten (10) days prior request by Landlord, Tenant shall deliver to Landlord a written statement certifying (with the understanding that such statement so delivered may be relied upon in connection with any lease, mortgage or transfer): (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying such modifications and certifying that the Lease, as modified, is in full force and effect), (b) the annual base rent, monthly base rent, annual operating expenses and monthly operating expenses under the Lease,
(c) the dates to which Rent has been paid, (d) that Tenant has not prepaid rent more than thirty (30) days in advance and that Tenant has not delivered to Landlord a security deposit other than the Security Deposit, (e) that Tenant has no right to extend the term of this Lease or to expand the Premises, except as expressly provided in this Lease, (f) that Landlord is not in default under any provision of this Lease (or if Landlord is in default, specifying each such default), (g) the address to which notices to Tenant shall be sent, and (h) such other matters pertaining to the Lease as Landlord may reasonably request.

Tenant's failure to deliver such statement within ten (10) days shall be conclusive upon Tenant that: (a) this Lease is in full force and effect and not modified except as Landlord may represent; (b) not more than one month's Rent has been paid in advance; (c) Landlord is not in default under any provision of this Lease; and (d) that Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's special attomey-in-fact, coupled with an interest, to execute and deliver such a statement for and on behalf of Tenant. Notwithstanding the presumptions of this Section, Tenant's failure to deliver such a statement within three (3) business days following a second request from Landlord therefor (which notice Landlord shall have the right to give at any time on or after the tenth (10th) day after Landlord's first request therefor) shall constitute an immediate Event of Default.

25.         EVENTS OF DEFAULT, REMEDIES OF LANDLORD.

25.1  Events  of  Default.  The  following  are  Events  of  Default  hereunder:

     (a) Failure of Tenant to pay Rent, when and as the same becomes due and payable, and such failure shall continue

(d) In the event that within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, under any present or future Law, such proceeding shall not have been dismissed, or if within thirty
(30) days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of Tenant's properties, such appointment shall not have been vacated; and

(e)Without need for notice or opportunity to cure, the occurrence of any failure of the type specified in clause (a) or (b) above after Landlord has given notice under either clause on three or more separate previous occasions (whether or not on such previous occasions, Tenant cured such failure before it matured into an Event of Default); and

(f) Tenant's failure to deliver an estoppel certificate under Section 24 hereof, as provided in said Section.

25.2 Notice of Event of Default. Notices given under this Article 25 shall specify the Event of Default and shall demand that Tenant cure such Event of Default, if curable, within the applicable period of time.

25.3 Remedies of Landlord. In the event of the occurrence of an Event of Default, Landlord, at its sole election, shall have the following remedies, in addition to any remedies now or hereafter allowed by Law or provided for herein:

(a) To terminate this Lease, and re-enter and take possession of the Premises and remove all persons therefrom by any lawful means, and Tenant shall thereupon have no further claim in or to the Premises under this Lease;

(b) To re-enter and take possession of the Premises and terminate all rights of Tenant thereto without terminating this Lease, and from time to time occupy or lease (without notice to Tenant) the whole or any part of the Premises for or on account of Tenant and for such term (which may be for a term less than or extending beyond the term then remaining of this Lease) and upon such terms and conditions and for such rent as Landlord may obtain, and to collect said rent or any other rent that may thereafter become due and payable and to apply the same toward the amount of Rent due or thereafter to become due from Tenant and toward the amount of any costs and expenses Landlord may incur by reason of such reletting, including, without limitation, court costs, reasonable attorneys' fees, operating expenses, alteration expenses, brokers' commissions, and expenses in preparation for reletting and any other damages sustained by Landlord (collectively, "Additional Expenses"). Should the amount of such rent collected by Landlord be less than Rent, Tenant agrees to pay the amount of such deficiency to Landlord at the time the Base Rent would otherwise be payable hereunder, and should the amount of such rent collected by Landlord be insufficient to cover the Additional Expenses (in addition to Rent), Tenant agrees to pay the amount of such deficiency as Additional Rent immediately upon presentment of a bill or bills therefor. Should Landlord relet the Premises or any part thereof, Landlord may, at Landlord's sole election, relet the same in its own name or in Tenant's name and Tenant shall have no right or authority to collect any rent or charges under said reletting and Landlord shall have no responsibility or liability to Tenant for any failure to collect said rent or said charges. This provision provides to Landlord the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent when it becomes due if lessee has right to sublet or assign subject only to reasonable limitations);

(c) Even though Landlord may have relet the Premises pursuant to Section 25.3(b) hereof, to terminate this Lease; or

(d) To allow Tenant to retain possession of the Premises subject to the terms, covenants, conditions and provisions of this Lease, in which event Landlord may cure any Event of Default susceptible of being cured by Landlord, at Tenant's sole cost, and Tenant shall pay to Landlord as Additional Rent, immediately upon presentment of a bill or bills therefor, any sums expended by Landlord in connection therewith.

25.4 Notice of Termination;  Damages.  This Lease may be terminated  pursuant to
Section 25.3(a) or Section 25.3(c) hereof only by written notice from Landlord to Tenant and such termination shall be effective as of the date specified in such notice. In the event of any such termination, Landlord shall be entitled to recover from Tenant an amount equal to the sum of- (a) the worth at the time of award of the unpaid Rent which had been earned at the time of said termination;
(b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; and (d) any other amount necessary to compensate Landlord for all the detriment caused by Tenant's failure to perform or observe any of the terms, covenants, conditions or provisions of this Lease to be performed or observed by Tenant under the terms of this Lease, or which in the ordinary course of things would be likely to result therefrom. As used herein, "worth at the time of award" shall have the meaning or meanings set forth in Section 1951.2(b) of the Civil Code of the State of California, as from time to time amended; provided, however, that the "worth at the time of award" of the amounts referred to in clauses (a) and (b) of this Section shall be computed by allowing interest thereon at the greater of ten percent (10%) or five (5) points over the San Francisco Federal Reserve Bank discount rate in effect on the 25th day of the month preceding the date upon which the amount in question was due.

25.5 Reentry Not Termination. No reentry, occupancy or reletting of the Premises pursuant to Section 25.3(b) hereof, and no alteration or preparation of the Premises for any such reletting, and no legal proceedings to obtain possession of the Premises, shall be deemed a termination of this Lease, unless Landlord shall have given Tenant notice as provided in Section 25.4 hereof.

terms, covenants, conditions or provisions to be performed or observed by Tenant under this Lease. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future Law in the event of Tenant being evicted or dispossessed from the Premises for any cause or in the event of Landlord obtaining possession of the Premises by reason of the occurrence of an Event of Default or otherwise.

26. CURING TENANTS DEFAULTS.

26.1 Landlord's Right to Cure. If Tenant defaults in the performance of any of its obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of the later of.
(a) ten (10) days from the date Landlord gives Tenant notice of its intention so to do; or (b) the expiration of the applicable grace period provided in this Lease for cure of such default.

26.2 Additional Rent. Any costs or expenses incurred by Landlord, including reasonable attorneys' fees, involved in collection or endeavoring to collect Rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, including the rights set forth in this Article 26, or curing or endeavoring to cure any default of Tenant, under or in connection with this Lease, or pursuant to law, including any such cost, expense or disbursement involved in instituting and prosecuting summary proceedings, shall be due and payable within ten (10) days of Landlord's demand therefor as Additional Rent.

27. DEFAULTS BY LANDLORD. Should Landlord at any time fail to perform or observe any of the terms, covenants, conditions or provisions to be performed or observed by Landlord under this Lease, Tenant shall not have the right to exercise any of its rights or remedies in connection therewith, if any, unless Landlord fails to cure said failure within thirty (30) days after written notice thereof from Tenant or, in the case of a failure which is susceptible of being cured but cannot with due diligence be cured within such thirty (30) day period, Landlord fails to proceed with all due diligence within such thirty (30) day period to cure the same and thereafter to prosecute such curing with all due diligence to completion. Any notice from Tenant to Landlord provided for in this
Article 27 shall specify the particulars of any such failure.

28. BROKERAGE FEES. Tenant warrants and represents that Tenant has not engaged, entered into an agreement with or otherwise dealt with any realtor, broker, agent or finder in connection with this Lease except the Brokers. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including cost of suit and reasonable attorneys' fees) for any compensation, commissions, fees or charges claimed by any realtor, broker, agent or finder in connection with this Lease or by reason of any act of Tenant.

29. NOTICES. All notices, demands or other communications ("Notices") permitted or required to be given hereunder shall be in writing and, if mailed postage prepaid by certified or registered mail, return receipt requested, shall be deemed given three days after the date of mailing thereof or on the date of actual receipt, if sooner; all other Notices not so mailed shall be deemed given on the date of actual receipt. Notices shall be addressed as follows: (a) if to Landlord, to the Landlord's Mailing Address and to the Building manager designated by Landlord, and (b) if to Tenant, to the Tenant's Mailing Address. Landlord and Tenant may from time to time by notice to the other, designate such other place or places for the receipt of future Notices.

30. TRANSFER OF LANDLORD'S INTEREST. The term "Landlord" as used in this Lease, so far as covenants or agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of Landlord's interest in this Lease at the time in question. Upon any transfer or transfers of such interest, Landlord herein named (and in case of any subsequent transfer, the then-transferor) shall thereafter be relieved of all liability for the performance of any covenants or agreements on the part of Landlord contained in this Lease or relating to the Premises.

31. RELOCATION OF PREMISES. Landlord shall have the sole right to relocate the Premises to another location within the Building or comparable building in the area at any time by giving not less than sixty (60) days' prior written notice, provided: (a) the new premises are substantially equivalent in rentable area;
(b) Tenant shall incur no cost or expense in connection with the relocation; (c) the Base Rent shall be the same (unless the new premises are smaller, in which case, the Base Rent shall be decreased in the same proportion as the reduction in the rentable square footage); and (d) the relocation does not otherwise materially impair Tenant's capacity to conduct its business within the Building or the comparable building in the area. If relocation occurs, this Lease shall remain in full force and effect, and the new premises shall become the "Premises" (and, if applicable, the new Base Rent shall become the "Base Rent") for all purposes set forth in this Lease.

32. QUIET ENJOYMENT. Tenant, upon paying Rent and performing all of the terms on its part to be performed, shall peaceably and quietly enjoy the Premises subject, nevertheless, to (a) the terms of this Lease, (b) to any document or documents now or hereafter executed by and between Landlord and the owner(s) or lessee(s) of certain parcels of Real Property within the Building Area, or other adjacent or neighboring properties, which may provide, in part, for a scheme of reciprocal easements for the benefit of tenants and customers of the Building and said adjacent or neighboring properties, and (c) to any Superior Mortgage or Superior Lease, as defined in Section 23.1 hereof, or other agreement to which this Lease is subordinated, as such documents may hereafter be supplemented, implemented, modified or amended, it being understood that none of the aforementioned documents shall prevent Tenant from using the Premises for the Permitted Use.

33. LIMITATION OF LANDLORD'S LIABILITY. If Landlord becomes obligated to pay Tenant a money judgment arising out of any failure by Landlord to perform or observe any of the terms, covenants, conditions or provisions to be performed or observed by Landlord hereunder, Tenant shall be limited for the satisfaction of said money judgment solely to Landlords interest in the Building or to either party in any award rendered pursuant to such arbitration. This provision shall constitute a written agreement to submit to arbitration. Judgment upon any award rendered pursuant to such arbitration may be entered in any court of competent jurisdiction.

35. SIGN CONTROL. Tenant shall not obstruct or permit the obstruction of light, halls, Common Areas, roofs, parapets, stairways or entrances to the Building or the Premises and will not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Building or the Premises, including the inside or outside of the windows or doors, without the written consent of Landlord. Landlord shall have the right to withdraw such consent at any time and to require Tenant to remove any sign, projection, awning, signal or advertisement to be affixed to the Building or the Premises and to repair any damage caused by such removal and restore the Building or the Premises to the condition existing before such installation. If such work is done by Tenant through any person, firm or corporation not designated by Landlord, or without the express written consent of Landlord, Landlord shall have the right to remove such signs, projections, awnings, signals or advertisements without being liable to the Tenant by reason thereof and to charge the cost of such removal, repair and restoration to Tenant as Additional Rent, payable within ten (10) days of Landlord's demand therefor.

36. EXPANSION.  Landlord may at its election (but shall in no event be obligated
to) expand the Building, and expand, construct improvements and structures on, and make changes to the Common Area. Tenant acknowledges that such changes and expansion, if and when they may occur, will involve barricading, materials storage, noise, the presence of workers and equipment, relocation and rearrangement of parking areas, roadways and lighting facilities, and other inconvenience typically associated with construction. Tenant waives any claim of defense it may have against Landlord and any right of setoff against or deductions from rent or any other sum payable under this Lease based upon interruption of or interference with Tenant's conduct of business or inconvenience to its customers caused by such construction, provided that such work by Landlord shall not materially affect Tenant's use of the Premises or Tenant's ingress to or egress from the Premises.

37. SHORING. If any excavation or construction is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation or construction license to enter upon the Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports, without any claim for damages or indemnity or abatement of Rent, or of a constructive or actual eviction of Tenant, provided that any such work caused by Landlord shall not materially affect Tenant's reasonable ingress to or egress from the Premises.

38.  MISCELLANEOUS.

38.1 Authori1y, Due Organization. Each person executing this Lease on behalf of either party hereto represents and warrants that he or she is duly authorized to execute and deliver this Lease on such party's behalf and to bind such party hereto. Tenant represents and warrants that (a) this Lease is valid, binding and enforceable against Tenant, and, if Tenant is a corporation, that: (b) Tenant is a duly organized corporation and Tenant is authorized to enter into this Lease by its board of directors in accordance with its bylaws; (c) all steps have been taken prior to the date hereof to qualify Tenant to do business in California;
(d) all franchise and corporate taxes have been paid to date; and (e) all forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due.

38.2 Other Tenancies in the Building. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall during the Term occupy any space in the Building.

38.3 Landlord-Tenant Relationship. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, and neither the method of computation of rent nor any other provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

38.4 Joint and Several Liability. If more than one person or entity executes this Lease as Tenant, each such person or entity shall be jointly and severally liable for observing and performing each of the terms, covenants, conditions and provisions to be observed or performed by Tenant.

38.5 No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than Rent payment herein stipulated shall be deemed to be other than on account of Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction (unless Landlord expressly agrees to an accord and satisfaction in a separate agreement duly accepted by Landlord's appropriate officer or officers), and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease. Landlord may receive and retain, absolutely and for itself, any and all payments so tendered, notwithstanding any accompanying instructions by Tenant to the contrary, and any such payment shall be treated by Landlord at its option as being received solely on account of any amounts due and owing Landlord, including Rent, and to such items and in such order as Landlord in its sole discretion shall determine.

38.6  No  Non-Mandatory   Counterclaim.   If  Landlord   commences  any  summary
proceedings, Tenant shall not interpose any non-mandatory counterclaim of any nature or description in any such proceedings or action.

38.10 Costs and Attorneys' Fees. In any action or proceeding which Landlord or Tenant may be required to prosecute to enforce its respective rights hereunder (including without limitation any court or arbitration proceeding), the unsuccessful party agrees to pay all reasonable costs incurred by the prevailing party therein, including reasonable attorneys' fees and expenses.

38.11 Validity of Clauses. If any clause or provision of this Lease is or becomes illegal or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during the Tenn, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby unless such clause or provision is, in the reasonable determination of Landlord, essential and material to its rights, in which event Landlord shall have the right to terminate this Lease by notice to Tenant unless Tenant agrees to modify such provision to Landlord's reasonable satisfaction.

38.12 Successors and Assigns. All the terms and provisions of this Lease shall be binding upon and, except as prohibited or limited by Article 15, inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

38.13 Complete Agreement. This Lease sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and Building Area and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them. No agreement to accept a surrender of all or any part of the Premises shall be valid unless in writing and signed by Landlord.

38.14 Captions. The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provision hereof.

38.15 Memorandum of Lease. At the sole option of Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord a memorandum with respect to this Lease sufficient for recording. In no event shall this Lease be recorded and if Tenant records this Lease in violation of the terms hereof, in addition to any other remedy available to Landlord upon Tenant's default, Landlord shall have the option to terminate this Lease by recording a notice to such effect. If a memorandum of lease is recorded, on the expiration of the Term Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in and to the Premises by reason of this Lease or otherwise.

38.16 Exhibits, Riders, Attachments and Addenda. If any provision contained in an exhibit, rider, attachment or addendum is inconsistent with any other provision of this Lease, the provision contained in said exhibit, rider, attachment or addendum shall supersede said other provision, unless otherwise provided in said exhibit, rider, attachment or addendum.

38.17 Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

38.18 Language Intepretation . The language of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant. As used in this Lease, any list of one or more items preceded by the word "including" shall not be deemed limited to the stated items but shall be deemed without limitation. The use of the neuter singular pronoun to refer to either party shall be deemed a proper reference even though it may be an individual, partnership, company, corporation or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural number where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, companies or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

38.19 Governing Law. This Lease shall be deemed to have been made in and shall be construed in accordance with the laws of the State of California, without regard to its conflict of laws principles.

38.20 Time of the Essence. Time is of the essence with respect to the performances of any and all obligations and the observance of any and all conditions by Tenant under this Lease.

38.21 Financial Statements.  At any time during the Term, Tenant shall, upon ten
(10) days prior written notice from Landlord, provide Landlord with financial statements of Tenant for the three (3) most recently ended fiscal years of Tenant. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be certified by an independent certified public accountant. Landlord shall not disclose such financial statements or any information obtained from such statements to any other person without prior written consent from Tenant, except that Landlord may disclose such statements to the holder of any Ground Lease or Mortgage or to any prospective purchaser or encumbrancer of the Building if such person agrees to respect the confidentiality thereof.

38.22 Computation of Time. Unless this Lease specifically refers to business days, the word "#ay" as used herein shall mean calendar day. Whenever in this Lease any prescribed time period would end on a Saturday, Sunday or legal holiday, such period shall be deemed to end upon the next day following that is not a Saturday, Sunday or legal holiday.


[GRAPHIC OMITTED][GRAPHIC OMITTED]


                    EXHIBIT A -- DESCRIPTION OF THE BUILDING

PARCEL A:

A parcel of land situated in the City of Encino, County of Los Angeles, State of California, being a portion of Lot 2, in Block 24 of Tract Number 2955, according to map thereof recorded in Book 3 1, Pages 62 to 70 inclusive, of Maps, records in the office of the County Recorder of Los Angeles, County, being more particularly described as a whole as follows:

Beginning at the Southwest comer of Lot 14 of tract Number 16277, according to map thereof record in Book 430, Pages 2 and 3, of Maps, records in the office of the County recorder of said county, said point being on the Westerly Line South 0' 03" 30" East 279.73 feet to the North Line of Ventura Boulevard, 100 feet wide, being also a point on the Northerly Line of the Southerly 20.00 feet of said Lot 2, Block 24, Tract Number 2955; then along said North Line South 80' 38'45" East 267.72 feet to an intersection with the east Line of said Lot 2; thence along said East Line North 0' 03'30" West 279.73 feet to an intersection with the Easterly prolongation North 80' 38'45" West 267.72 feet to the point of beginning.

PARCEL B:

The Southerly 20.00 feet of Lot 2 in Block 24 of Tract Number 2955, in the City of Encino, County of Los Angeles, State of California, as per map recorded in Book 3 1, Pages 62 to 70 inclusive, of Maps, records of said County.

EASEMENT 1:

Together with an easement for Drainage and Sanitary Sewer Purposes over, through of ingress and egress over said easement for the purpose of constructing, maintaining and repairing drainage and sanitary sewer lines described as follows:

Beginning at the intersection of the easterly Line of Lot 2, Block 24, of said Tract Number 2955, with the Easterly prolongation of the Southerly Line of Lots 11 through 14 inclusive of Said Tract Number 16227; then North 80' 38'45" West along said Southerly Line 5.07 feet to the intersection of the Westerly Line of the Easterly 5 feet of Lot 2, Block 24 of said tract Number 2955; then North 0' 03' 30" West along said Westerly Line 164.67 feet to the intersection of the Southerly Line of the Northerly 5 feet to the intersection of the Southerly Line of the Northerly 5 feet of that portion of Lot 2, of said Block 24, lying Southerly of the Easterly prolongation of the Northerly Line of Moorpark Street, 54 feet wide, as shown on Map of said Tract Number 16227; thence North 0' 03'30" West 5.07 feet to the Easterly prolongation of said Northerly Line of Moorpark Street; thence South 80' 38'45" East along said prolongation 119.43 feet to the Easterly Line of Lot 2, of said Block 24; then South 0' 03'30" East along said easterly line 169.74 feet to the point of beginning.

EASEMENT 2:

AND ALSO TOGETHER WITH an easement for drainage purposes over, through and across that portion of Lot 2, Block 24, of said Tract Number 2955, with the right of ingress and egress over said easement for the purpose of constructing, maintaining and repairing drainage lines, described as follows:

The Westerly 5 feet of Lot 2 of said Block 24, bounded Southerly by the Easterly prolongation of the Southerly line of Moorpark Street, as shown on map of said Tract Number 16227

RIDER 1

                               BASE RENT SCHEDULE
              Per Rentable
Months        Square Foot           Per Month          Per Annum.
1-12*         $1.85                 $2,005.40          $24,064.80
13-24         $1.90                 $2,059.60          $24,715.20
25-36         $1.95                 $2,113.80          $25,365.60

*Landlord shall grant Tenant a total of 1/2 months of conditionally excused abatement of Base Rent and Operating Expenses for the month V., of August, 1998.